EXHIBIT 99.1
                                                                    ------------

COMPANY CONTACTS:                                        INVESTOR CONTACT:
Able Laboratories, Inc.                                  Investor Relations
Jay Wadekar, President & CEO                             (908) 754-2253 ext. 664
Robert Weinstein, Vice President & CFO                   Email: IR@ablelabs.com
(908) 754-2253

      ABLE LABORATORIES REPORTS RECORD SALES AND OPERATING INCOME FOR 2003
                                   ----------
         NET SALES $77.6 MILLION FOR 2003 VERSUS $52.9 MILLION FOR 2002
                                   ----------
      OPERATING INCOME $14.3 MILLION FOR 2003 VERSUS $10.9 MILLION FOR 2002
                                   ----------
       RESEARCH & DEVELOPMENT EXPENSES INCREASE TO $11.2 MILLION FOR 2003
                                   ----------
    DILUTED EARNINGS PER SHARE $0.46 FOR FULL YEAR, $0.13 FOR FOURTH QUARTER
           INCLUDES $300,000 Q4 2003 EXPENSES RELATED TO NEW FACILITY
                                   ----------

SOUTH PLAINFIELD, NJ, FEBRUARY 26, 2004 - ABLE LABORATORIES, INC. (NASDAQ NMS:
ABRX) today announced financial results for the three months ended December 31, 2003 and for the year ended December 31, 2003.

FOURTH QUARTER 2003 FINANCIAL RESULTS

The Company reported net sales of $22,752,442 for the quarter ended December 31, 2003, a 41.3% increase over net sales reported for the fourth quarter of 2002 of $16,101,638. This increase is primarily due to higher demand for the Company's expanded product family and to new product launches.

Gross profit was $10,678,888 for the quarter, an increase of 33.5% over $7,999,806 for the fourth quarter of 2002. As a percent of net sales, the Company's gross margin was 46.9% versus 49.7% for the fourth quarter 2002. The dollar increase in gross profit is directly related to the increase in net sales, while the decrease in gross margin percentage is due primarily to changes in product mix and expenses incurred in connection with the Company's newly leased Cranbury, New Jersey facility.

Operating income for the quarter was $3,628,352, an increase of 8.4% over $3,347,419 for the fourth quarter of 2002. Increased sales contributed most significantly to the improvement in operating income. The effect of increased sales was partially offset by increased selling, general and administrative (SG&A) expenses as well as significantly increased research and development (R&D) expenses (see below). The operating income was affected by approximately $300,000 of legal and maintenance expenses and property taxes incurred in connection with the new Cranbury, New Jersey facility. As a percent of net sales, the Company's operating margin was 15.9% of net sales, versus 20.8% of net sales, for the fourth quarter of 2002.

SG&A expenses increased to $3,309,216 from $2,650,274 for the fourth quarter of 2002. SG&A accounted for 14.5% of net sales for the fourth quarter of 2003 compared to 16.5% of net sales for the fourth quarter of 2002. The increase in dollar amount was primarily due to expenses incurred to support the Company's continued growth. The decrease in SG&A expenses, as a percentage of net sales for the quarter, is due primarily to efficiencies realized from the ability to spread fixed expenses over increased revenues.

R&D expenses increased 86.9% to $3,741,320 from $2,002,113 for the fourth quarter of 2002. The increase over the prior year resulted from additional research and development activities and bio-studies conducted to further develop the Company's product pipeline. R&D expenses accounted for 16.4% of net sales for the fourth quarter of 2003 versus 12.4% of net sales for the fourth quarter of 2002. The Company received two Abbreviated New Drug Application (ANDA) approvals during the fourth quarter of 2003. Currently, the Company has 16 ANDAs pending approval by the U.S. Food and Drug Administration (FDA).

Net income applicable to common stockholders for the fourth quarter of 2003 was $2,388,220, or $0.14 per basic share, and $0.13 per diluted share.

FISCAL 2003 FINANCIAL RESULTS

For the year ended December 31, 2003, the Company reported net sales of $77,561,115, a 46.5% increase over net sales of $52,930,121 reported for 2002.

Gross profit was $36,205,923 for 2003, an increase of 41.6% over $25,568,511 for 2002. As a percent of net sales, the Company's gross margin for 2003 was 46.7% versus 48.3% for 2002. The increase in gross profits is directly related to the increase in net sales, while the decrease in gross margin was due to changes in product mix and expenses incurred in connection with the new Cranbury, New Jersey facility.

Operating income for 2003 was $14,296,641, an increase of 31.5%, over $10,869,406 for 2002. This dollar increase was primarily attributable to increased sales, partially offset by increased SG&A and significantly increased R&D expenses. As a percentage of net sales, the Company's operating margin was 18.4% for 2003, versus 20.5% for 2002. The decrease as a percentage of net sales was primarily attributable to increased SG&A expenses and the substantial increase in R&D activities (noted above).

SG&A increased to $10,696,864, or 13.8% of net sales, over $7,754,153, or 14.6%
of net sales, for 2002. The dollar amount increase is primarily due to the expense items noted above, including increased marketing expenses and an increase in sales and administrative personnel to support the Company's growth. The Company decreased its SG&A expenses as a percentage of sales because it was able to spread certain fixed expenses over higher revenues.

R&D increased 61.4% to $11,212,418 for 2003 from $6,944,952 for 2002. The increase over the prior year primarily results from additional research and related bio-studies conducted to further develop the Company's product pipeline. R&D accounted for 14.5% of net sales for 2003 versus 13.1% of net sales for 2002. The Company received 13 ANDA approvals during 2003 versus 10 for 2002 and filed 13 new ANDAs in 2003.

For the year ended December 31, 2003, the Company reported net income applicable to common stockholders of $8,212,989, or $0.46 per diluted share. Net income for 2002 included a one-time net tax benefit, in the amount of $15,130,000, related to the recognition of a deferred federal tax asset for the carry-forward of net operating losses as well as an approximately $2 million non-recurring charge relating to the write-down in value of a note receivable. The Company reported net income applicable to common stockholders, including these one-time items, of $22,964,797, or $1.44 per diluted share for 2002.

The Company had cash and cash equivalents of $20,065,248 and working capital of $46,950,765 as of December 31, 2003 as compared with cash and cash equivalents of $1,801,127 and working capital of $15,263,713 as of December 31, 2002.

ADDITIONAL INFORMATION

Significant items to note in evaluating the Company's financial performance are as follows:

     o In June 2003 the Company completed a private placement of common stock, raising net proceeds of approximately $28,500,000.

     o Commencing in September 2003, the Company incurred additional expenses relating to the build-out of its new 225,000 square foot manufacturing facility in Cranbury, New Jersey. Some of these costs were expensed with no corresponding revenues generated from the facility. Additionally, the Company will continue to incur additional costs during the build-out phase which will be reflected as expenses for 2004. The Company expects the facility to be fully operational in 2005.

FOURTH QUARTER 2003 - CORPORATE HIGHLIGHTS

DURING NOVEMBER 2003, THE COMPANY:

     o Was added to the NASDAQ Biotechnology Index (NASDAQ: NBI). All securities in the Index are listed on the NASDAQ National Market and meet minimum requirements including market value, average daily share volume and seasoning as a public company.

     o Received FDA approval of the Company's ANDA for Metronidazole Capsules, 375mg. Approval completed the Company's product line of Metronidazole-based products.

     o Acquired the assets of LiquiSource, Inc., a privately-held developer and manufacturer of prescription generic liquid pharmaceuticals.

DURING DECEMBER 2003, THE COMPANY:

     o Purchased existing manufacturing facility and administrative offices located at 6 Hollywood Court, South Plainfield, New Jersey.

     o Received FDA approval of the Company's ANDA for Indomethacin Capsules, USP 25mg and 50mg. Approval completed the Company's product line of Indomethacin-based products.

     o Entered into a technology licensing and product development agreement with Tris Pharma, Inc., a privately held specialty drug delivery technology company engaged in enhanced solubility and bioavailability of poorly soluble/absorbed drugs and controlled-release technology.

ADDITIONAL 2003 HIGHLIGHTS

The Company increased its number of full time employees to 403 at December 31, 2003 from 288 at December 31, 2002, an increase of 40%. This increase is directly attributable to the need to support growing net sales, manufacturing, research and development, quality and other supporting activities.

The Company increased its total facilities square footage to approximately 350,000 square feet, consisting primarily of the One Able Drive facility in Cranbury, New Jersey and its five leased properties in South Plainfield and New Brunswick, New Jersey. This is an increase from 110,000 square feet at the end of 2002 which was comprised of the four locations in South Plainfield, New Jersey. Management estimates the total cost associated with building out the Cranbury facility to be approximately $15 million. These new building capital expenditures should provide the Company adequate manufacturing capacity for approximately the next 3 to 4 years.

"We are pleased with Able's financial progress, as we continued to increase net sales and earnings while executing on our strategy during the fourth quarter of 2003," commented Jay Wadekar, President and Chief Executive Officer. "Our 2003 results were driven primarily by our 13 ANDA approvals and market penetration into certain key accounts."

"This year, the Company crossed another significant milestone by producing over 1 billion total tablets, capsules and suppositories. Our expansion into the new 225,000 square foot Cranbury facility, beginning in late 2004, will allow us to increase production capacity substantially, which we believe is necessary both to meet our current manufacturing needs and to support the Company's aggressive current and future R&D pipeline. Also, our entry into the prescription liquid products market allows us to expand our product portfolio and improve overall operating margins," concluded Mr. Wadekar.

CONFERENCE CALL INFORMATION

Able Laboratories has scheduled a conference call and web cast regarding this announcement to be held today, beginning at 10:00 a.m. Eastern Standard Time (7:00 a.m. Pacific Time). To participate in the live call via telephone, please call (877) 464-5947 or (706) 679-0842 internationally. A telephone replay will be available for 48 hours following the call by dialing (800) 642-1687 or (706) 645-9291 internationally and entering reservation number 5638006.

Individuals interested in listening to the conference call via the Internet may do so by visiting the Company's web site www.ablelabs.com. A replay will be available on Able's web site after the call.

Able Laboratories is a developer and manufacturer of generic pharmaceuticals. Further information on Able may be found on the Company's web site, www.ablelabs.com.


EXCEPT FOR HISTORICAL FACTS, THE STATEMENTS IN THIS NEWS RELEASE, AS WELL AS ORAL STATEMENTS OR OTHER WRITTEN STATEMENTS MADE OR TO BE MADE BY ABLE LABORATORIES, INC., ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES. FOR EXAMPLE, STATEMENTS ABOUT THE COMPANY'S OPERATIONS AND ABILITY TO INCREASE SALES AND MANAGE ITS GROWTH, THE EXPECTED EFFECTS OF THE COMPANY'S EXPANSION OF ITS PRODUCTION FACILITIES, THE CURRENT OR EXPECTED MARKET SIZE FOR THE COMPANY'S PRODUCTS, THE ADEQUACY OF THE COMPANY'S MANUFACTURING CAPACITY, THE AVAILABILITY OF SUFFICIENT CAPITAL, THE SUCCESS OF CURRENT OR FUTURE PRODUCT OFFERINGS, RESEARCH AND DEVELOPMENT EFFORTS AND THE COMPANY'S ABILITY TO FILE FOR AND OBTAIN U.S. FOOD AND DRUG ADMINISTRATION APPROVALS FOR FUTURE PRODUCTS, ARE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS ARE MERELY THE COMPANY'S CURRENT PREDICTIONS OF FUTURE EVENTS. THE STATEMENTS ARE INHERENTLY UNCERTAIN, AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE STATEMENTS MADE HEREIN. THERE IS NO ASSURANCE THAT THE COMPANY WILL CONTINUE TO ACHIEVE THE SALES LEVELS NECESSARY TO MAKE ITS OPERATIONS PROFITABLE OR THAT ITS ANDA FILINGS AND APPROVALS WILL BE COMPLETED AND OBTAINED AS ANTICIPATED. FOR A DESCRIPTION OF ADDITIONAL RISKS, AND UNCERTAINTIES, PLEASE REFER TO THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002 AND ITS FORM 10-Q FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2003. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ITS FORWARD-LOOKING STATEMENTS TO REFLECT NEW INFORMATION AND DEVELOPMENTS.


                           PLEASE SEE ATTACHED TABLES

                             ABLE LABORATORIES, INC.
                            CONDENSED BALANCE SHEETS

                                   (Unaudited)

                                                                                                  December 31,
                                                                                       -------------------------------------
                                                                                            2003                   2002
                                                                                       --------------         --------------
                                     ASSETS
Current assets:
     Cash and cash equivalents                                                         $   20,065,248         $    1,801,127
     Accounts receivable, net of allowances of $24,007,583 and $13,054,246                  8,626,023              7,873,526
     Inventory                                                                             16,602,608             12,903,939
     Deferred income tax asset                                                              4,760,000              2,915,000
     Prepaid expenses and other current assets                                              1,544,068                123,104
                                                                                       --------------         --------------
         Total current assets                                                              51,597,947             25,616,696
                                                                                       --------------         --------------

Property and equipment, net                                                                18,953,744              9,932,523
                                                                                       --------------         --------------
Other assets:
     Debt financing costs, net of accumulated amortization                                     91,708                168,206
     Cash deposits with bond trustee                                                          525,907                517,262
     Deferred income tax asset                                                              9,709,000             14,725,000
     Goodwill                                                                               3,904,094                   --
     Deposits and other assets                                                                581,755                168,414
                                                                                       --------------         --------------
         Total other assets                                                                14,812,464             15,578,882
                                                                                       --------------         --------------
                                                                                       $   85,364,155         $   51,128,101
                                                                                       ==============         ==============
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Notes payable and current portion of long-term debt                               $      239,038         $      617,012
     Accounts payable                                                                       3,293,168              6,896,359
     Accrued expenses                                                                       1,114,976              2,839,612
                                                                                       --------------         --------------
         Total current liabilities                                                          4,647,182             10,352,983
Long-term debt, less current portion                                                        3,935,000              6,083,343
                                                                                       --------------         --------------
         Total liabilities                                                                  8,582,182             16,436,326
                                                                                       --------------         --------------
Commitments and contingencies

Stockholders' equity:
     Preferred stock, $.01 par value, 10,000,000 shares authorized, 17,025 and
       53,150 shares of Series Q outstanding (liquidation value $1,702,500 and
       $5,315,000)                                                                                171                    532
     Common stock, $.01 par value, 25,000,000 shares authorized, 16,761,216 and
       12,554,206 shares issued and outstanding                                               167,611                125,542
     Additional paid-in capital                                                           116,060,210             82,423,790
     Accumulated deficit                                                                  (39,295,941)           (47,783,489)
     Unearned stock-based compensation                                                       (150,078)               (74,600)
                                                                                       --------------         --------------
         Total stockholders' equity                                                        76,781,973             34,691,775
                                                                                       --------------         --------------
                                                                                       $   85,364,155         $   51,128,101
                                                                                       ==============         ==============

                             ABLE LABORATORIES, INC.
                         CONDENSED STATEMENTS OF INCOME

                                   (Unaudited)

                                                           Three Months Ended                            Year Ended
                                                    ---------------------------------         ---------------------------------
                                                    December 31,         December 31,         December 31,         December 31,
                                                        2003                 2002                 2003                 2002
                                                    ------------         ------------         ------------         ------------
Sales, net                                          $ 22,752,442         $ 16,101,638         $ 77,561,115         $ 52,930,121
Cost of sales                                         12,073,554            8,101,832           41,355,192           27,361,610
                                                    ------------         ------------         ------------         ------------
       Gross profit                                   10,678,888            7,999,806           36,205,923           25,568,511
                                                    ------------         ------------         ------------         ------------
Operating expenses:
   Selling, general and administrative                 3,309,216            2,650,274           10,696,864            7,754,153
   Research and development                            3,741,320            2,002,113           11,212,418            6,944,952
                                                    ------------         ------------         ------------         ------------
       Total operating expenses                        7,050,536            4,652,387           21,909,282           14,699,105
                                                    ------------         ------------         ------------         ------------
       Operating income                                3,628,352            3,347,419           14,296,641           10,869,406
                                                    ------------         ------------         ------------         ------------
Other income (expense):
   Loss on investment in RxBazaar                           --             (1,993,403)                --             (1,993,403)
   Loss on early retirement of debt                         --                   --               (241,999)                --
   Interest and financing expense                        (54,378)            (148,403)            (543,849)            (517,723)
   Miscellaneous income (expense)                        250,236               52,507              388,755              (42,340)
                                                    ------------         ------------         ------------         ------------
       Other income (expense), net                       195,858           (2,089,299)            (397,093)          (2,553,466)
                                                    ------------         ------------         ------------         ------------
Income before income taxes                             3,824,210            1,258,120           13,899,548            8,315,940
Income tax provision (benefit)                         1,393,900          (15,130,000)           5,412,000          (15,130,000)
                                                    ------------         ------------         ------------         ------------
Net income                                             2,430,310           16,388,120            8,487,548           23,445,940
Less returns to preferred stockholders:
   Dividends paid and accrued                             42,090              113,667              274,559              481,143
                                                    ------------         ------------         ------------         ------------
Net income applicable to common stockholders        $  2,388,220         $ 16,274,453         $  8,212,989         $ 22,964,797
                                                    ============         ============         ============         ============

Net income per share:
       Basic                                        $       0.14         $       1.37         $       0.56         $       1.98
                                                    ============         ============         ============         ============
       Diluted                                      $       0.13         $       0.98         $       0.46         $       1.44
                                                    ============         ============         ============         ============

Weighted average shares outstanding:
       Basic                                          16,536,986           11,838,429           14,709,040           11,587,905
                                                    ============         ============         ============         ============
       Diluted                                        19,301,487           16,727,876           18,374,894           16,322,234
                                                    ============         ============         ============         ============